================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT Pursuant
                            to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934



         Date of report (Date of earliest event reported): June 14, 2007
                                                           -------------

                               CirTran Corporation
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
--------------------------------------------------------------------------------
                 (State of Other Jurisdiction of Incorporation)


             0-26059                                    68-0121636
--------------------------------------------------------------------------------
     (Commission File Number)                (IRS Employer Identification No.)


4125 South 6000 West, West Valley City, Utah               84128
--------------------------------------------------------------------------------
  (Address of Principal Executive Offices)              (Zip Code)


                                  801-963-5112
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.02     Departure of Directors or Certain Officers; Election of Directors;
              Appointment  of  Certain  Officers;   Compensatory  Agreements  of
              Certain Officers

         On June 14, 2007, the Board of Directors of CirTran Corporation, a Nevada corporation (the "Company"), determined, pursuant to power granted to Board in the Company's Bylaws, to terminate for cause Trevor Saliba as a member of the Company's Board of Directors, effective as of June 14, 2007. The Board of Directors of the Company also determined to terminate Mr. Saliba as the Company's Chief Marketing Officer and from any employment with any of the Company's subsidiaries for which Mr. Saliba was working. Mr. Saliba did not serve on any committees of the Company's Board of Directors.

         The Board of Directors determined that Mr. Saliba's actions in connection with certain business partners of the Company and its subsidiaries were not in the best interest of the Company or its subsidiaries.

         The Company provided a copy of this Current Report to Mr. Saliba prior to its filing with the U.S. Securities and Exchange Commission (the "Commission"), and provided Mr. Saliba with the opportunity to furnish the Company with a letter stating whether he agrees with the statements made by the Company in this Current Report, and if not, stating the respects in which he does not agree. In the event that Mr. Saliba delivers such a letter to the Company, the Company will file such letter with the Commission.

Item 9.01.  Financial Statements and Exhibits.

         (d)   Exhibits.
               --------

               17   Letter dated June 20, 2007.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CirTran Corporation


Date: June 20, 2007                         By:  /s/ Iehab Hawatmeh
                                               ---------------------------------
                                               Iehab J. Hawatmeh, President





                                       2

--------------------------------------------------------------------------------